UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2015

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Executive officers of VeriSign, Inc. (the “Company”) are eligible to receive an annual performance bonus payment for the fiscal year ended December 31, 2014 (“Fiscal 2014”) under the VeriSign, Inc. Annual Incentive Compensation Plan (“AICP”) based on performance against goals established by the Compensation Committee of the Board of Directors (the “Committee”) for Fiscal 2014. At a meeting held on February 10, 2015, the Committee determined, subject to and conditional upon receipt of an unqualified signed opinion from our independent registered public accounting firm regarding the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (which occurred on February 13, 2015), the amounts of annual performance bonuses to be paid under the AICP based on the Committee’s review with management of the performance of each eligible executive officer.
The Fiscal 2014 AICP bonuses that were approved for our chief executive officer, chief financial officer and other persons designated as a “Named Executive Officer” in our 2014 Annual Proxy Statement were as follows:

D. James Bidzos	Executive Chairman, President and Chief Executive Officer	$885,000
George E. Kilguss, III	Senior Vice President and Chief Financial Officer	$350,000
Patrick S. Kane	Senior Vice President, Naming	$230,454

Item 8.01.	Other Events.
On February 17, 2015, VeriSign, Inc. (“Verisign” or the “Company”) announced that the upside trigger on its 3.25% junior subordinated convertible debentures due 2037 (CUSIP Nos. 92343EAD4 and 92343EAC6) has been met for the six-month interest payment period from February 15, 2015 to August 14,  2015. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Text of press release of VeriSign, Inc. issued on February 17, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: February 17, 2015	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Text of press release of VeriSign, Inc. issued on February 17, 2015.